THOMSON REUTERS EDITED TRANSCRIPT Q4 2019 Patrick Industries Inc Earnings Call EVENT DATE/TIME: FEBRUARY 13, 2020 / 3:00PM GMT THOMSON REUTERS | Contact Us 1 ©2020 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

FEBRUARY 13, 2020 / 3:00PM GMT, Q4 2019 Patrick Industries Inc Earnings Call CORPORATE PARTICIPANTS Andy L. Nemeth Patrick Industries, Inc. - CEO, President & Director Joshua A. Boone Patrick Industries, Inc. - VP of Finance, CFO & Secretary-Treasurer Julie Ann Kotowski Patrick Industries, Inc. - Director of IR & Financial Reporting CONFERENCE CALL PARTICIPANTS Craig R. Kennison Robert W. Baird & Co. Incorporated, Research Division - Director of Research Operations and Senior Research Analyst Daniel Joseph Moore CJS Securities, Inc. - Director of Research John Lovallo BofA Merrill Lynch, Research Division - VP Joseph Bernard Lachky Wells Fargo Securities, LLC, Research Division - Senior Equity Analyst Scott Lewis Stember CL King & Associates, Inc., Research Division - Senior VP & Senior Research Analyst Stephen Michael O'Hara Sidoti & Company, LLC - Research Analyst PRESENTATION Operator Good morning, ladies and gentlemen, and welcome to the Patrick Industries, Inc. Fourth Quarter 2019 Earnings Conference Call. My name is John, and I'll be your operator for today's call. (Operator Instructions) Please note that this conference is being recorded. And I will now turn the call over to Ms. Julie Ann Kotowski from Investor Relations. Ms. Kotowski, you may begin. Julie Ann Kotowski Patrick Industries, Inc. - Director of IR & Financial Reporting Good morning, everyone, and welcome to Patrick Industries' Fourth Quarter 2019 Conference Call. I am joined on the call today by Andy Nemeth, President and CEO; and Josh Boone, CFO. Certain statements made in today's conference call regarding Patrick Industries and its operations may be considered forward-looking statements under the securities laws. There are a number of factors, many of which are beyond the company's control, which could cause the actual results and events to differ materially from those described in the forward-looking statements. These factors are identified in our press releases, our Form 10-K for the year ended 2018 and in our other filings with the Securities and Exchange Commission. We undertake no obligation to update these statements to reflect circumstances or events that occur after the date the forward-looking statements are made, except as required by law. I would now like to turn the call over to Andy Nemeth. Andy L. Nemeth Patrick Industries, Inc. - CEO, President & Director Thank you, Julie Ann. Good morning, everyone, and thank you for joining us on the call today. Before I begin my prepared remarks, I'd like to thank our Executive Chairman of the Board and my predecessor and friend, Todd Cleveland, for his leadership and mentorship over the years, both to me personally and to our management team and all of our 7,500-plus team members. I've been fortunate to witness and be a part of Todd's legacy during the past 13 years that he has been a member of the Patrick family, and I'm truly humbled and inspired by his strength and passion for our company, our customers, our communities, our team members and the industries we serve. I look forward to continuing to work with Todd and our Board of Directors, our management team and all of our talented and dedicated team members as we continue our journey together. 2019 marked a year of adaptation and execution for us as it was filled with headwinds, which included significant volatility in our primary markets, fluctuations in commodity prices, weather-related issues that impacted demand in both the RV and Marine markets as well as the ability to set homes in the manufactured housing market and interest rate volatility. In light of these headwinds, we are pleased with our fourth quarter and full year performance and ability to flexibly and nimbly manage our business. Fourth quarter revenues of $550 million increased 3% versus the prior year despite double-digit wholesale shipment declines due to inventory recalibration in our leisure lifestyle markets. Additionally, we continue to grow organically and increased our content per unit in each market sector on a year-over-year basis. Our THOMSON REUTERS | Contact Us 2 ©2020 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

FEBRUARY 13, 2020 / 3:00PM GMT, Q4 2019 Patrick Industries Inc Earnings Call fourth quarter 2019 net income was approximately $20 million or $0.86 per diluted share. Full year revenues increased 3% as well with net income of $90 million or $3.85 per diluted share. Execution highlights during the year included the following: the integration of 9 acquisitions we completed in 2018, including LaSalle Bristol, where we are on track of executing on our goal of delivering $5 million in annualized synergies, of which we realized $3 million in 2019 and will realize an additional $2 million in 2020. We achieved overall organic growth, net of industry, of 2% for the quarter and 1% for the 2019 year, despite wholesale shipment declines of 16% and 13% for the full year in our RV and Marine markets, respectively, and which make up 69% of our consolidated full year revenues. In addition, lower commodity prices and related pricing decreases were passed on in true partnership to our customers. We generated over $192 million in operating cash flows, $165 million in free cash flow or over $7 per share on double-digit industry declines in our leisure lifestyle business. We completed 2 strategic acquisitions during the second half of the year, after we paused in a disciplined fashion during the first half of the year to assess the trajectory of each of our markets. We executed on fixed cost-reduction initiatives totaling more than $10 million annually. We enhanced our capital structure, which included the successful launch of our high-yield bond offering, our amended and restated credit facility and related extension of its maturity for another 5 years, positioning our platform with the capacity and dry powder necessary to execute on our strategic initiatives and as well comfortably absorb any further or economic volatility. And we returned additional capital to our shareholders through the adoption of our dividend policy and began the issuance of quarterly dividends in the fourth quarter. Overall, momentum appears evident in both our leisure lifestyle and housing and industrial markets with the secular calibrations that have been taking place in 2019. On the leisure lifestyle front, encompassing RV and Marine, which collectively represent 67% of fourth quarter revenues, disciplined dealer inventory management was a strong focus again in these markets, both for the fourth quarter and back half of the year. Our housing and industrial markets, representing 33% of fourth quarter revenues, rebounded further from the weather-related issues experienced in the first half of 2019 as interest rate reductions and improved weather conditions took hold in the back half of 2019. I'll now provide an update and some additional color on each core market we serve. Our RV revenues were down $12 million or 4% in the quarter against wholesale unit shipments that were down 8%. For the full year 2019, RV wholesale unit shipments were approximately 406,000 units, down 16% from 2018. Retail unit shipments are estimated to be down mid-single digits for the full year after final adjustments come through. And dealer inventories have continued to be driven down, positioning the industry for a return to a more direct relationship between wholesale unit shipments and retail unit sales for the upcoming 2020 selling season. The gap between retail shipments and wholesale production for 2019 is estimated to be more than 50,000 units with retail having outpaced wholesale, and we estimate there have been more than 100,000 units of inventory taken out since the destocking began in the second quarter of 2018. Additionally, using this data and based on our estimates, this would imply that by the end of 2019, more than 10 weeks have been taken out of inventory weeks on hand since 2014 on retail unit shipments that are up more than 40% from that same time. Inventory turns have increased almost a full turn as well during this time period. The RVIA is currently estimating approximately 386,000 wholesale units for 2020 or a decline of approximately 5% from 2019. However, reduced and leaned-out inventories, as noted, position wholesale production to remain resilient in 2020. Based on this data and assuming the 2019 inventory turn levels remain intact, we could see RV wholesale shipments increase in 2020 even with retail demand down mid- to high-single digits. Regarding retail demand, initial 2020 reports indicate that the early RV dealer shows held throughout the country have experienced record attendance and strong buying levels, including, in particular, the Florida RV Supershow in Tampa, which has been viewed as a gauge of potential retail demand for the new selling season. THOMSON REUTERS | Contact Us 3 ©2020 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

FEBRUARY 13, 2020 / 3:00PM GMT, Q4 2019 Patrick Industries Inc Earnings Call Additionally, we have seen the decontenting of units flow and a potential reversing of those trends with up-contenting in certain brands looking to differentiate their units taking place as well as buyers looking to upgrade. This will ultimately add to our content per unit. As we are progressing through the RV retail/dealer show season in the first quarter of 2020, our data indicates wholesale production to be up through February at this point. Based on current first quarter run rates to date and the significant declines in shipments in the first quarter of 2019, which were partially impacted by negative weather, we are anticipating year-over-year growth in shipments in the first quarter of 2020. The Marine side of our business performed well in light of aggressive inventory recalibration as we saw dealers and OEMs work collectively together to continue to concentrate on inventory destocking, primarily related to a challenging weather environment in the northern parts of the country in the first half of the year that negatively impacted retail, particularly in the pontoon and aluminum fishing categories. Marine powerboat wholesale unit shipments were estimated to be down 18% to 20% in the fourth quarter compared to the prior year. And our Marine revenues declined approximately $10 million or 13% in the quarter and represented 13% of our consolidated sales. Our content per unit increased 26% in the quarter as a result of both strategic and organic growth, net of industry. Marine retail rebounded in the fourth quarter, which generally represents about 10% of full year shipments, increasing an estimated 1% for the quarter with both pontoon and ski and wake each up 6%. Aluminum fish boats remained soft, with retail shipments down approximately 2% for the quarter and 10% for the year on an unrevised basis. Production levels continue to be rationalized during the fourth quarter as inventories were depleted and appear to be appropriately recalibrating as a result of Marine retail outpacing wholesale. We expect retail shipments to be down low to mid-single digits and wholesale shipments to be down an estimated double digits for the full year 2019. For 2020, we expect Marine wholesale shipments to be down mid-single digits in the first half of the year as retail pulls through and inventories recalibrate and to improve in the back half of the year. Marine dealer shows held in the early part of the first quarter were positive, and there are solid expectations for the Miami Boat Show being held this week as we continue to see OEMs offering continued innovations and more value-added content on boats, signaling long-term fundamental demand. In addition, we have put several initiatives in place to drive innovation, sales growth and market share gains across our brand platform, including the launch of our comprehensive Marine studio showroom and design and engineering center strategically located in Sarasota, Florida, similar to our Elkhart, Indiana-based Studio and Design Center. This studio showcases our broad product offerings, tremendous design and engineering capabilities and promotes our fully engineered solutions model that offers an innovative and creative one-stop shop for our Marine customers as they design and build their new and existing models from the ground up. Now turning to the housing and industrial side of our business, which rebounded from the weather-related issues that impacted both of these markets in the first half of 2019 and from a tailwind related to declining interest rates. Our manufactured housing sales represent 20% of our total revenues in the fourth quarter and increased $37 million or 50% over the fourth quarter of 2018. This compares to 14% of our revenues from the fourth quarter of 2018 and reflects a 9% increase in wholesale unit shipments. Our content per unit is up 62% in the MH market as a result of both strategic and organic growth, net of industry. The demographic trends are consistent with our leisure lifestyle markets and indicate strong expected demand patterns as we are seeing both growth in population of first-time buyers and the older generation looking to downsize into multifamily housing from rural to more urban areas. Pent-up demand continues to be created and the need for quality, affordable housing remains intact and increasingly attractive to the growing population of 35- to 44-year olds. For the full year 2020, we are currently anticipating mid-single-digit growth in MH wholesale units as we continue to see and experience the tailwinds in the MH space and remain excited about the overall long-term prospects in both stick-built and manufactured housing. THOMSON REUTERS | Contact Us 4 ©2020 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

FEBRUARY 13, 2020 / 3:00PM GMT, Q4 2019 Patrick Industries Inc Earnings Call Revenues in our industrial business, which represent 13% of our overall sales mix in the fourth quarter, increased 6% compared to the prior year. This was against the backdrop of new housing starts, which rebounded quite nicely in the fourth quarter, reflecting a 20% increase over the prior year period, with the benefit partially attributed to a drop in mortgage rates and the extremely tight supply of existing homes for sale. Our products are generally the last to go in a new unit and generally trail new housing starts by 4 to 6 months. Single-family housing starts were up 15% in the quarter, while multifamily housing starts rose 29%, with the South and Western regions up 7% and 48%, respectively. The nonresidential side of our industrial business, which is primarily focused in the hospitality, high-rise, commercial construction and institutional furniture markets, was strong in the fourth quarter. We have several initiatives in place to continue to penetrate new markets that include leveraging our brand capabilities to drive partnerships to support large-scale industrial products and expanding our centralized industrial sales team to leverage the industrial market brands, capabilities and resources. Fundamental housing demand is strong, and we are currently anticipating low- to mid-single-digit growth in new housing starts for fiscal 2020. Overall, we are optimistic about all of our end markets in the 2020 fiscal year. Demographics are positive, secular trends are showing signs of improvement, and interest rates and commodity cost declines in 2019, which have been passed on in partnership to customers, are now tailwinds supporting and positioning both our leisure lifestyle and housing industrial markets for a return to overall growth. These tailwinds, combined with our team's focus on driving market share gains, operational improvement and synergy realization, will continue to strategically position the company to remain flexible and nimble and drive overall long-term growth in both our top and bottom line. On the acquisitions front, while we paused in disciplined fashion in the first half of the 2019 year while our markets calibrated, we continue to actively cultivate our acquisition pipeline and have a full pipeline of candidates spanning all of our primary markets. We remain focused on targeted strategic acquisitions in our primary markets, and most recently, in late December, completed the acquisition of Topline Counters, a high-quality value-added countertop manufacturer in the industrial space, strategically located in the Pacific Northwest. We are very excited about our acquisition pipeline as we are constantly exploring new opportunities in our primary markets, and we'll continue to be opportunistic and disciplined when it comes to evaluating and prioritizing our acquisition model. We also expect to continue to drive synergies from the companies we have acquired over the last few years. In addition to the acquisition of Topline, we further executed on our disciplined capital allocation strategy, repurchasing more than 100,000 shares of our common stock and added a dividend policy to our arsenal with a declaration of a cash dividend in the fourth quarter of 2019. Our ability to generate strong and consistent cash flows, coupled with our solid financial position, allows us to reward our loyal and supportive shareholders with a quarterly dividend in addition to driving the execution on the balance of our capital allocation strategy, which includes strategic acquisitions and share repurchases and investing in organic growth opportunities through strategic capital expenditures and geographic expansions. I'll now turn the call over to Josh, who will provide some additional comments on our financial performance. Joshua A. Boone Patrick Industries, Inc. - VP of Finance, CFO & Secretary-Treasurer Thanks, Andy. Our consolidated net sales for the fourth quarter increased 3% to $550 million, primarily reflecting industry growth in our MH and industrial markets and acquisitions, which were partially offset by industry declines in the RV and Marine markets. On the top line, we continue to focus on strategic initiatives to drive organic growth and penetrate new markets and geographic regions. For the quarter, we were again able to drive organic growth, net of industry growth, by approximately 2%, despite significantly lower commodities and pricing decreases passed along to customers. In 2019, we completed 2 strategic acquisitions in the second half of the year, which contributed approximately $5 million of revenues in THOMSON REUTERS | Contact Us 5 ©2020 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

FEBRUARY 13, 2020 / 3:00PM GMT, Q4 2019 Patrick Industries Inc Earnings Call both the fourth quarter and the full year. Revenue from our leisure lifestyle market, which is comprised of the RV and Marine markets, decreased 6% with RV and Marine revenues down 4% and 13%, respectively, compared to the fourth quarter of 2018. RV content per unit increased 7% to $3,170 per unit, and estimated Marine content per unit increased 26% to $1,581 per unit. Revenues from our housing and industrial markets increased 29% in the quarter, with MH revenues up 50% versus the prior year and MH content per unit increasing 62% to $4,616 per unit. On the industrial side, revenues increased 6% in the quarter. Housing starts were up 20% in the fourth quarter, but were down 1% in the second quarter of 2019, which in the fourth quarter, our products would be going into new homes that were started at this time. Generally, our products are put into homes 4 to 6 months after they are started. We would expect to see the impact of the strong momentum in housing starts in the first half of 2020. Our gross margin in the fourth quarter was 18.1%, declining 10 basis points compared to the prior year, which was impacted primarily by declines in both the RV and Marine market. Operating expenses were 11.5% of sales in the fourth quarter. Warehouse and delivery expenses and intangible asset amortization increased 70 basis points, which was driven by certain 2018 acquisitions and negatively impacted our operating margins due to having a higher operating expense profile relative to our overall margin profile. SG&A expenses were 5.4% of sales in the quarter, a 10 basis point decline compared to the prior year. SG&A expenses were down $4 million compared to the third quarter of 2019 as we saw the impact of our $10 million annualized strategic cost reductions take effect. Operating income declined 7% in the fourth quarter to $36 million compared to the prior year. The fourth quarter 2019 operating margin of 6.5% decreased 80 basis points compared to the prior year. For the full year 2019, our operating margin declined 130 basis points, which was in the range we provided during our third quarter earnings call, primarily reflecting the impact of the dilutive margins related to our LaSalle Bristol acquisition, volatility and significant declines in industry volumes, offset in part by the execution of recent cost reduction and synergies related to acquisitions. Our net income per diluted share in the fourth quarter was $0.86, down 25% from $1.15 in the prior year. Excluding the benefit of share-based compensation of $0.19 in the fourth quarter of 2018, our net income per diluted share was down 10% compared to the prior year. Our overall effective tax rate as reported was 22% and 24% for the fourth quarter and full year 2019, respectively. For the full year 2020, we are estimating our all-in effective tax rate to be in the range of 25% to 26%, excluding the impact of onetime items. As we progress into 2020, we expect to continue to capitalize on the benefits from our growth initiatives, driving both organic and strategic revenue growth, net of industry growth. As our core markets have stabilized, commodities have overall returned to a state of normalization and demographic trends appear to be strong heading into 2020, it is our expectation that we can drive organic revenue in all of our primary markets. Additionally, our cost structure is appropriately aligned with expected volume levels, and the organization is strategically positioned to support current demand levels with ample capacity and the ability to flex up quickly should we see additional momentum above current forecasts. The actions taken in 2019, combined with the stabilization of our end markets and the realization of synergies executed on throughout the year, will provide significant margin expansion in 2020. Based on the market assumptions Andy outlined and a flat RV wholesale market, we would expect to increase our operating margin at the upper end of our range of 30 to 50 basis points, with the potential upside if RV wholesale shipments improve beyond that. Now turning to the balance sheet. Our total assets increased approximately $240 million, largely reflecting the recognition of net cash proceeds from the senior notes offering we completed in September 2019 after the pay down of existing debt. As previously noted, we generated approximately $192 million of operating cash flows and invested approximately $28 million in capital expenditures in 2019. THOMSON REUTERS | Contact Us 6 ©2020 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

FEBRUARY 13, 2020 / 3:00PM GMT, Q4 2019 Patrick Industries Inc Earnings Call In the fourth quarter, we returned approximately $10 million of capital to shareholders, which included the repurchasing of 103,000 shares of our common stock at an average price of $37 per share for a total cost of approximately $4 million and our first quarterly cash dividend paid since 2003 at the end of December. Our net liquidity available is currently about $550 million, including cash on hand. This dry powder, combined with ongoing operating cash flows, which we project to be over $200 million in 2020, provides us with the flexibility to continue to execute on our strategic growth plans. And our leverage position relative to EBITDA at the end of the fourth quarter was under 2.3x. For the full year 2020, we will continue to make disciplined strategic investments in our business in order to maintain sufficient capacity that can support expected volume levels. For the full year 2020, we're projecting capital expenditures of approximately $30 million. That completes my remarks. Andy? Andy L. Nemeth Patrick Industries, Inc. - CEO, President & Director Thanks, Josh. As we look towards 2020, we believe that momentum is building in both our leisure lifestyle and housing and industrial markets. Retail demand and demographic trends remain positive for all of our primary markets, supported by macroeconomic and secular tailwinds. We have strategically and opportunistically diversified our business model that is based on building upon our strengths and expertise and staying close to what we know and what we do best. We have positioned ourselves with a rock-solid patient capital structure with capacity, dry powder and runway that will allow us to deploy capital right in alignment with our strategic growth plans. The combination of our operational and financial foundation, customer-first, performance-oriented culture and the talent, dedication and passion of our more than 7,500 team members will continue to position us to execute on our strategic plan to grow both top and bottom line, reinvest in our businesses, team members and communities and exceed our customers' expectations. In closing, we look towards 2020 and all the opportunities it brings in the primary markets we serve. The ongoing support we receive from our customers, suppliers, Board of Directors, banking partners and shareholders affords us the opportunity to continue to focus on our goal of providing the highest level of quality service and overall shareholder value. This is the end of our prepared remarks. We are now ready to take questions. QUESTIONS AND ANSWERS Operator (Operator Instructions) And our first question is from Scott Stember from CL King. Scott Lewis Stember CL King & Associates, Inc., Research Division - Senior VP & Senior Research Analyst Andy, one of your competitors on their conference call talked about the level or how good things have been at least from their top customers on the RV side from an order standpoint. Can you maybe just talk about the cadence of -- and maybe, I don't know, size of the increases that we're seeing so far by month also? Andy L. Nemeth Patrick Industries, Inc. - CEO, President & Director Sure. Based on our data, and we do some pretty detailed tracking as it relates to production rates with our customers, we're anticipating right now based on what we're seeing that January was up double digits. I think February is up single digits, all-in for the first 2 months, we're going to be up high single digits to low double digits. So production rates are improved. There's a little bit of -- there is some weather impact from a year ago. So again, we would tell you that we're a mid- to high-single-digit production rate increase right now, but we are seeing that in both January and February. THOMSON REUTERS | Contact Us 7 ©2020 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

FEBRUARY 13, 2020 / 3:00PM GMT, Q4 2019 Patrick Industries Inc Earnings Call Scott Lewis Stember CL King & Associates, Inc., Research Division - Senior VP & Senior Research Analyst Got it. And maybe on the margin side, Josh, you talked about flat RV environment being able to hit that, the higher end of the 30 to 50 basis points of expansion. Maybe just talk about the cadence of that? Should we expect to start seeing that in the first quarter? Or would this happen a little bit later in the year? Just trying to get a sense how we should model? Joshua A. Boone Patrick Industries, Inc. - VP of Finance, CFO & Secretary-Treasurer Yes. I think when we see 2020, like in our prepared remarks, 2020 is positioning us well to be able to generate solid margin expansion. So with all of our end markets flat to up based on current forecast, I would think starting out of the gate in Q1, we should be in that range of 30 to 50 basis points. And if we see upside on the RV side above being flat for next year, as we talked about, potentially exceeding 50 basis points. Scott Lewis Stember CL King & Associates, Inc., Research Division - Senior VP & Senior Research Analyst Got it. And maybe just touching base on the Marine market just one last time. I know that we've got some pretty decent news about retail sales, and it looks like inventories have come down to appropriate levels. When should we expect to start seeing order intake start to pick back up on that side? Andy L. Nemeth Patrick Industries, Inc. - CEO, President & Director Sure, Scott. This is Andy. We're feeling like the inventories on the Marine side are calibrating very nicely. The dealers and the manufacturers work very closely together to -- have worked very closely together second half of the year last year to really manage that and bring inventories in line. We're hearing good things out of our customers today. We're expecting that inventories will be calibrated appropriately, really through -- probably towards the latter end of the first quarter into the second quarter. So first half of the year right now, we're estimating wholesale production to be down just a little bit, but picking up in the back half of the year. So again, we think that they've done a great job. We're hearing positive trends on retail, and our customers are continuing to up-content their boats. So everybody is feeling pretty good right now. Operator Our next question is from Daniel Moore from CJS Securities. Daniel Joseph Moore CJS Securities, Inc. - Director of Research And very quickly, Todd, if you're there somewhere listening, I want to thank you for all your help, congratulate you on the tremendous success and wish you all the best in future endeavors. Although I know we'll be seeing and hearing from you. Andy or Josh, you talked about RV wholesale being flat to up even if retail were down mid- to high-single digits. At this stage, is that your expectation in terms of retail? Do you -- is that your best crystal ball that we'd be down mid- to high-single digits? Or based on what you're seeing entering the year conversations with dealers, how do you see the year shaking out? Andy L. Nemeth Patrick Industries, Inc. - CEO, President & Director Sure, Dan. This is Andy. Absolutely, right now, based on our math and the level of inventory turns that are out there, the level of inventories, again, that we talked about, are lower than they were back in 2014 on 40% more retail demand. And so as we looked at it, and we've done our calcs, like I said, we think that wholesale could be up mid- to high single digits based on mid- to high-single-digit declines in retail. So we do feel like that's a reasonable expectation at this point. We're hearing solid demand. The new turn level is really going to be the new standard, and so I think we'll get a feel for that here in the first part of the year. So we do expect -- we would expect turns to have gone up from those historical periods. That being said, we do think that there's definite opportunity on the wholesale side to match up well with retail. Daniel Joseph Moore CJS Securities, Inc. - Director of Research No. Absolutely, the math makes perfect sense. I was more focused on retail. Do you think we're down mid- to high single digits? Or do you think flat to down 5% is a more realistic expectation? Sorry to belabor the point. Just on retail specifically? THOMSON REUTERS | Contact Us 8 ©2020 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

FEBRUARY 13, 2020 / 3:00PM GMT, Q4 2019 Patrick Industries Inc Earnings Call Andy L. Nemeth Patrick Industries, Inc. - CEO, President & Director No, we think retail is in a good spot. Other than the trending of down flat to mid-single, we would tell you that retail feels pretty good right now. We're hearing good news out of the shows. We're hearing traffic's up. We're hearing as well, sales are up and unit sales are up. So everything is positive at this point from our perspective on the retail side. Daniel Joseph Moore CJS Securities, Inc. - Director of Research So we're not starting the year down high single digits, that's just -- if that were to be the case, I just wanted to clarify that. Andy L. Nemeth Patrick Industries, Inc. - CEO, President & Director We don't believe so. Daniel Joseph Moore CJS Securities, Inc. - Director of Research Okay. Helpful. And then decontenting, that seems to be flattening out as well. Any crystal ball expectations for what type of content growth you might be able to achieve both in RV and Marine this year? Andy L. Nemeth Patrick Industries, Inc. - CEO, President & Director We think the decontenting has definitely stabilized. And in fact, we're seeing certain customers up-content at this point, really looking to differentiate their units from the contenting that have been taken out. So we've actually kind of seen a little bit of a shift. So the start of that looks like it's starting to happen. Our estimates continue to be with 2% to 3% organic growth on top of industry is kind of how we think about things. So we feel like those are valid and achievable targets. Joshua A. Boone Patrick Industries, Inc. - VP of Finance, CFO & Secretary-Treasurer Yes. Dan, and just to add a little bit additional color. On the Marine side, with the recent acquisition of G.G. Schmitt and the additional market share impact on Marine, we expect Marine to continue to probably grow double digits on the content per unit and RV to be in that low- to mid-single-digit range. Daniel Joseph Moore CJS Securities, Inc. - Director of Research Perfect. A couple of little housekeeping ones, but it sounds like tax rate, you expect to tick up. Is that conservatism? Or did we have some discrete benefits this year that won't recur? Joshua A. Boone Patrick Industries, Inc. - VP of Finance, CFO & Secretary-Treasurer We had some discrete benefits in Q4 that we do not expect to reoccur, but there's always some moving pieces at year-end regarding taxes. So our best crystal ball right now is to continue to be in that 25% to 26% range, excluding the discrete items, which would have lowered over 25% for the full year '19 without the impact of those items. Daniel Joseph Moore CJS Securities, Inc. - Director of Research Got it. And then one more. What do we expect roughly for D&A for 2020 and of that, how much is amortization expense? I know that the cash earnings is -- continues -- given it continues to be acquisitive, cash earnings continues to grow in terms of the gap-- relative to gap? Joshua A. Boone Patrick Industries, Inc. - VP of Finance, CFO & Secretary-Treasurer Yes. So on the D&A side, we're $65 million to $70 million for 2020. Daniel Joseph Moore CJS Securities, Inc. - Director of Research Total? Okay. Joshua A. Boone Patrick Industries, Inc. - VP of Finance, CFO & Secretary-Treasurer Yes. And that $15 million to $16 million range consistent on the stock compensation. Daniel Joseph Moore CJS Securities, Inc. - Director of Research And do you have the amortization component of that $65 million to $70 million? THOMSON REUTERS | Contact Us 9 ©2020 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

FEBRUARY 13, 2020 / 3:00PM GMT, Q4 2019 Patrick Industries Inc Earnings Call Joshua A. Boone Patrick Industries, Inc. - VP of Finance, CFO & Secretary-Treasurer Yes. Expect it to be in the $38 million to $40 million range. Operator Our next question is from Tim Conder from Wells Fargo Securities. Joseph Bernard Lachky Wells Fargo Securities, LLC, Research Division - Senior Equity Analyst This is actually Joe Lachky dialing in for Tim. So I just wanted to follow up on your RV assumptions, since it sounds like a pretty good few months to start the year particularly on the retail side. So my question is, what do you think industry unit shipments could potentially look like in a best-case scenario, for example, say, if retail sales were flat to up slightly? And then maybe comment on your ability and how quickly you'd be able to ramp up production in a best-case scenario? Andy L. Nemeth Patrick Industries, Inc. - CEO, President & Director Sure. This is Andy. If retail sales or retail unit sales are, call it, flat based on our math and turns, we would expect double-digit growth in wholesale using the same math that's in play today. Our ability to ramp up as well is -- we've got -- we can work Fridays and Saturdays, so we're in a good place from a capacity perspective. So we feel like there's flexibility there to match up very well with wholesale demand and retail demand. Joseph Bernard Lachky Wells Fargo Securities, LLC, Research Division - Senior Equity Analyst All right. That's helpful. And then in regards to margins, can you talk through your outlook for input costs as we look into 2020 and specifically labor costs? And along those lines, I wanted to ask if you had any automation opportunities this year or beyond? Joshua A. Boone Patrick Industries, Inc. - VP of Finance, CFO & Secretary-Treasurer Yes. Regarding input costs, so commodities for us have stabilized over the course of '19. We saw the decline in commodities coming out of the latter part of '18 and the first half '19. Those have stabilized, and we've passed along pricing accordingly with the movement in those commodities. As we look out for 2020, we don't really see headwinds or tailwinds related to commodities. With where we're at today, we kind of see them staying relatively consistent and really having no impact from a margin perspective. On the labor front, given where capacities are at today and the initiatives that we've taken over the last couple of years, we would say labor is in a really good spot. We have turnovers come down consistently over the last few years to a low point here in 2019. And so we're in a good position to be able to flex up, as Andy alluded to, from a days perspective without even adding additional workforce here as we enter 2020. So we would say, from a margin perspective, really no puts or takes on the commodity side, and labor is in a really good spot with the ability to flex up into 2020. Operator Our next question is from Craig Kennison from Baird. Craig R. Kennison Robert W. Baird & Co. Incorporated, Research Division - Director of Research Operations and Senior Research Analyst Todd and Andy, congratulations to both of you on a great partnership and your succession plan. Question on M&A. You've got a great balance sheet now, and you've locked up some capital for the long term. What kind of -- how much capital could you deploy in 2020? And then what sectors look most appealing today for you? Andy L. Nemeth Patrick Industries, Inc. - CEO, President & Director Sure, Craig. Thanks very much for the comments. Yes, we're very excited about our acquisition pipeline today. It really spans all 4 market sectors. We feel like we've got a great capital structure that we positioned for the next evolution of our strategic plan and looking to deploy that capital. We're going to deploy in the range of our operating cash flows, it's kind of how our model is centered. And we're going to keep a very disciplined leverage profile in doing so. And so again, as we look across the spectrum, we think there's tremendous THOMSON REUTERS | Contact Us 10 ©2020 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

FEBRUARY 13, 2020 / 3:00PM GMT, Q4 2019 Patrick Industries Inc Earnings Call opportunity in each of our market sectors. Our leisure lifestyle markets look really good right now, and our industrial markets look really good. And as we see manufactured housing continue to improve, where we would expect valuations to come much more in line with cash flows, and so we think that will be an up and coming opportunity. But we're very excited about, I would say, again, our leisure lifestyle and our industrial markets today, in particular, with potential on the MH side as well. Craig R. Kennison Robert W. Baird & Co. Incorporated, Research Division - Director of Research Operations and Senior Research Analyst And then, Josh, you had mentioned an optimistic margin outlook for 2020. What are the key drivers to your margin expansion outlook? Joshua A. Boone Patrick Industries, Inc. - VP of Finance, CFO & Secretary-Treasurer Yes. I think the biggest driver is going to be the stabilization of our end markets. So as we've seen pretty significant declines in RV in 2019 of 16%, the first half of 2019, all 4 of our end markets were down. And then we have Marine down pretty significantly here in the back half of the year. And so as we're seeing the stabilization of those markets, the tailwinds on both the manufactured housing, in the industrial side, on the housing side as well, so that would be first and foremost. In addition to that, the initiatives that have taken place in 2019 with the recent cost reductions that we enacted in Q3 of $10 million, will still have significant year-over-year impact. We'll benefit from that in 2020. Additionally, we had the LaSalle Bristol acquisition and the corresponding synergies associated with that, that will fill the impact of that in 2020 as well. And so when you put all those pieces together, we feel good with the margin outlook of 30 to 50 basis points, with upside from there based on the RV scenarios that we've kind of outlined this morning that Andy had mentioned. Craig R. Kennison Robert W. Baird & Co. Incorporated, Research Division - Director of Research Operations and Senior Research Analyst That's helpful. And just in terms of the cadence, would you expect a fairly even cadence throughout the year in terms of the expansion? Or is it loaded in one half or the other? Joshua A. Boone Patrick Industries, Inc. - VP of Finance, CFO & Secretary-Treasurer It's not loaded in one half or the other. I would say relatively even. We talked about Marine being down in the first half of the year relative to the back half of the year. So our mix of distribution in the MH side of the business is relatively higher, and Marine is pretty much all manufacturing. And so with Marine being a little softer in the first half, I would say a little stronger op margin improvement in the back half of the year, but not a significant difference. Craig R. Kennison Robert W. Baird & Co. Incorporated, Research Division - Director of Research Operations and Senior Research Analyst And then finally, just with respect to your supply chain, do you have any exposure to regions that have been hit hard by the Coronavirus? Andy L. Nemeth Patrick Industries, Inc. - CEO, President & Director Craig, this is Andy. We do have exposure. It's a mixed bag. At this point, though, the Coronavirus lined up with Chinese New Year, and we always buy a little bit ahead during this time period. So we're good from an inventory perspective through the first quarter. We've heard that return to work rates are coming back at 70% to 75% at this point in time. It also depends on the automation of the facilities as well. And so we've got a mix of facilities that are more highly automated and a mix of facilities that are more labor-intensive. And so we don't expect anything at this point. We're planning ahead and making sure that we're working on supply, but certainly from a -- looking out today, we'll continue to evaluate but we're good through the first quarter. Craig R. Kennison Robert W. Baird & Co. Incorporated, Research Division - Director of Research Operations and Senior Research Analyst Is there kind of a downside scenario you could frame for us just in terms if production doesn't come back online, how much of your supply chain really would be disrupted? THOMSON REUTERS | Contact Us 11 ©2020 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

FEBRUARY 13, 2020 / 3:00PM GMT, Q4 2019 Patrick Industries Inc Earnings Call Joshua A. Boone Patrick Industries, Inc. - VP of Finance, CFO & Secretary-Treasurer It's Josh. From an import perspective, in China, the majority of our inputs are finished goods, they're distributed product, which we keep an ample supply on hand at any given time. And as Andy alluded to, with the Chinese New Year, we have excess of inventory on hand running into Q2. And so I would say, at this point in time, we're not ready to give some type of doom-and-gloom scenario if production didn't resume back to full state at some point in time. From a manufacturing standpoint, we're somewhat limited on what comes from China. It's more on the distributed side. And with the inventory that we have on hand, we're obviously going through contingency planning, but really aren't looking at some doom-and-gloom scenario. We would expect to be sufficient through into Q1 -- into Q2. But we'll have more visibility here over the next few weeks. Andy L. Nemeth Patrick Industries, Inc. - CEO, President & Director And this is Andy. Just to add on just a little bit to that. We may experience some additional freight charges or airfreight charges for a short period of time, but we don't expect anything overly significant at this point. We think we've got a good supply chain. We're actually also hearing some opportunities on our production side on some of our more custom products that are coming our way because of this. So it's a little bit of a mixed bag, but we would expect to manage through this fairly well. Operator Our next question is from Steve O'Hara from Sidoti & Company. Stephen Michael O'Hara Sidoti & Company, LLC - Research Analyst Just on the -- I guess going back to acquisitions quickly. Can you just talk about which markets, end markets, maybe you see the best opportunity in? And where you -- if you had to kind of bet today, which ones would be the more likely candidates for acquisitions versus where you'd probably see less activity? I would assume Marine would be the first, and then RV would kind of be last, but maybe I'm wrong. Andy L. Nemeth Patrick Industries, Inc. - CEO, President & Director Steve, this is Andy. I would say, really, in our leisure lifestyle markets, RV and Marine, we have opportunities. And then like I said, the industrial market is very exciting for us. We've got new presence in the Pacific Northwest that we're extremely excited about. We're excited about the western regions of the country today on the industrial market. So again, very excited about both those two. On the MH side, we're a little bit more distribution-oriented. So I would say, if you were to rank them, I would rank leisure lifestyle and industrial kind of together, MH, I'm not saying we're not looking at MH candidates, but again, as that business continues to improve, we expect valuations to line up better with cash flows and expect to see more opportunities there. Stephen Michael O'Hara Sidoti & Company, LLC - Research Analyst Okay. And then maybe this has been asked, but in terms of the scenario you painted for RV retail, I assume that was just kind of a -- what the potential could be, there wasn't any change in outlook. I think in the past, you guys have said kind of low to mid-single digits down in retail. Is that still the case? Andy L. Nemeth Patrick Industries, Inc. - CEO, President & Director That's the case, and that's really based on the trending that we've seen. So trending will tell us that it's going to be down low to mid-singles at this point. That being said, again, we're hearing good things out of the shows. So far, we're hearing increased units in the high single and double digits as it relates to retail. So again, I think we feel pretty good about where retail is at and wholesale today. But based on trending that we've seen low to mid-single down is, I would say, the baseline, but with upside potential, for sure. Stephen Michael O'Hara Sidoti & Company, LLC - Research Analyst Okay. Okay. And then maybe just lastly, on the industrial side, in terms of your ability to kind of capture the upside on housing, if starts remain strong, is there -- do you guys have any geographic issues or regional issues where you're underrepresented in certain areas? Or is it pretty national where you can -- shipping is not prohibitive and things like that? THOMSON REUTERS | Contact Us 12 ©2020 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

FEBRUARY 13, 2020 / 3:00PM GMT, Q4 2019 Patrick Industries Inc Earnings Call Andy L. Nemeth Patrick Industries, Inc. - CEO, President & Director Sure. This is Andy. I would say we're more concentrated in the western regions as it relates to that housing market, in particular, and what we're seeing going on today in both single-family and multifamily. So that's good from our perspective. And we see a tremendous runway there as it relates to that industrial platform. So I wouldn't say we're underrepresented. I would say we see a lot of opportunity to expand in those areas. Operator Our next question is from Daniel Moore from CJS Securities. Daniel Joseph Moore CJS Securities, Inc. - Director of Research Most of my follow-ups have been touched upon. If you mentioned it, Josh, I missed it, what was organic growth and/or the revenue contribution from acquisitions trailing 12 months in Q4? Joshua A. Boone Patrick Industries, Inc. - VP of Finance, CFO & Secretary-Treasurer Yes. So for the quarter, our consolidated industries were down 7%. And organically, we were down 5%. So organic, net of industry growth of plus 2%, and acquisitions contributed 8% of the revenues or $45 million for the quarter. For the year, with the headwinds in pricing, lower commodity costs, organic net of industry is plus 1%. So our industry is down 13% to organic, down 12%. Operator Our next question is from John Lovallo from Bank of America. John Lovallo BofA Merrill Lynch, Research Division - VP Maybe starting with manufactured housing. Given the trend that the first-time buyer is buying a little bit later in life, and arguably, perhaps a little bit better off financially than predecessor generations, are you seeing a mix up in the content of the manufactured housing? And then maybe along the same lines, is there any risk that the first-time buyer maybe skips the manufactured housing level and moves into maybe a little bit more expensive stick-frame home, just given the fact that they're a little better off financially? Andy L. Nemeth Patrick Industries, Inc. - CEO, President & Director This is Andy. What I would say is that manufactured housing provides a very nice value proposition today. With the quality of the components that are going into manufactured housing, much improved from where they were years ago and with the cost being half the price of stick-built, we think there's tremendous opportunity both on the MH side and the stick-built side. So I don't know that we see that -- we may see some buyers surpass that. But with our presence in both single-family, multifamily and the manufactured housing, we think we've got a balance that we can play well with. So we wouldn't anticipate any impact. John Lovallo BofA Merrill Lynch, Research Division - VP Okay. That's helpful. And then Dodge Data & Analytics is calling for a decline in commercial new construction in 2020 and 2021. Are you seeing anything that would suggest that that's accurate? Or how your customer pipeline is looking because it does seem conservative to us? Andy L. Nemeth Patrick Industries, Inc. - CEO, President & Director We are not seeing that right now. So we are feeling -- our customers are feeling good about where they're at from a production perspective. John Lovallo BofA Merrill Lynch, Research Division - VP Okay. That's helpful. And then finally, just because there was a bunch of numbers thrown around, I just want to make sure. On the RV side, what exactly are you planning your business around in terms of wholesale and retail? Andy L. Nemeth Patrick Industries, Inc. - CEO, President & Director We think RV, based on the metrics that we're looking at today, is flat to up on the wholesale side. THOMSON REUTERS | Contact Us 13 ©2020 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

FEBRUARY 13, 2020 / 3:00PM GMT, Q4 2019 Patrick Industries Inc Earnings Call John Lovallo BofA Merrill Lynch, Research Division - VP And what does that translate into retail, you said down mid- to low -- low to mid-single digits, is that what you said? Andy L. Nemeth Patrick Industries, Inc. - CEO, President & Director We think retail could be down mid- to high based on the turns that we're seeing today. Operator And we have no further questions at this time. I'll now turn the call back over to Ms. Julie Ann Kotowski for further remarks. Julie Ann Kotowski Patrick Industries, Inc. - Director of IR & Financial Reporting Thanks, John. We appreciate everyone for being on the call today and look forward to talking to you again at our first quarter 2020 conference call. A replay of today's call will be archived on Patrick's website, www.patrickind.com under Investor Relations. I'll now turn the call back over to our operator. Operator Thank you. Ladies and gentlemen, this concludes today's teleconference. Thank you for participating, and you may now disconnect. Editor Company Disclaimer This transcript contains certain statements related to future results, our intentions, beliefs and expectations or predictions for the future, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from either historical or anticipated results depending on a variety of factors. Potential factors that could impact results include: adverse economic and business conditions, including cyclicality and seasonality in the industries we sell our products; the deterioration of the financial condition of our customers or suppliers; the loss of a significant customer; changes in consumer preferences; pricing pressures due to competition; conditions in the credit market limiting the ability of consumers and wholesale customers to obtain retail and wholesale financing for RVs, manufactured homes, and marine products; the imposition of restrictions and taxes on imports of raw materials and components used in our products; information technology performance and security; any increased cost or limited availability of certain raw materials; the impact of governmental and environmental regulations, and our inability to comply with them; our level of indebtedness; the ability to remain in compliance with our credit agreement covenants; the availability and costs of labor; inventory levels of retailers and manufacturers; the ability to generate cash flow or obtain financing to fund growth; future growth rates in the Company's core businesses; realization and impact of efficiency improvements and cost reductions; the successful integration of acquisitions and other growth initiatives; increases in interest rates and oil and gasoline prices; the ability to retain key executive and management personnel; and adverse weather conditions impacting retail sales. There can be no assurance that any forward-looking statement will be realized or that actual results will not be significantly different from that set forth in such forward-looking statement. The Company does not undertake to publicly update or revise any forward-looking statements except as required by law. Information about certain risks that could affect our business and cause actual results to differ from those expressed or implied in the forward-looking statements are contained in the section entitled "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2018, and in the Company's Form 10-Qs for subsequent quarterly periods, which are filed with the Securities and Exchange Commission ("SEC") and are available on the SEC's website at www.sec.gov. Each forward-looking statement speaks only as of the date of the audio event, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances occurring after the date on which it is made. THOMSON REUTERS | Contact Us 14 ©2020 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

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